UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 23, 2010

CHINA SHUANGJI CEMENT LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On August 23, 2010, China Shuangji Cement, Ltd., a Delaware corporation (the “Company”), announced its results of operations for the quarter ended June 30, 2010.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.                      Regulation FD Disclosure.

On August 23, 2010, the Company issued a press release announcing the scheduling of its earnings call for the quarter ended June 30, 2010.  A copy of the press release is being filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

On August 26, 2010, the Company issued a press release responding to a recent announcement from the PRC government about the planned closure of certain cement plants in China. A copy of the press release is being filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01                       Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 23, 2010, issued by China Shuangji Cement, Ltd.
99.2	Press release dated August 23, 2010, issued by China Shuangji Cement, Ltd.
99.3	Press release dated August 26, 2010, issued by China Shuangji Cement, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer